EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our Firm under the caption "Experts" and to the use of our report dated October 4, 1996, with respect to the financial statements of Affiliated Metals Company included in Amendment No. 1 to Registration Statement (Form S-1 No. 333-26601) and related Prospectus of Metals USA, Inc. for the registration of 6,785,000 shares of Metals USA, Inc.'s common stock.

                                                         Ernst & Young LLP

St. Louis, Missouri
June 11, 1997